UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on September 30, 2016, at 9:00 a.m., Pacific Time, at the Company’s offices at 994 Innovators Way, Simi Valley, CA 93065. A brief description of matters voted upon at the meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the three persons nominated by the Board of Directors as Class I directors for a three-year term as follows:

		Number of Shares
Name of Director	For	Withheld	Broker Non-Votes
Charles Thomas Burbage	16,108,466	888,212	3,521,406
Charles R. Holland	10,244,226	6,752,452	3,521,406
Edward R. Muller	16,163,380	833,298	3,521,406

Each of the above directors shall serve for a term of three years and until their successors have been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017. The Company’s stockholders ratified the selection of Ernst & Young LLP as follows:

Number of Shares
For	Against	Abstain
20,193,112	182,336	142,636

Proposal 3 — Proposal to Amend and Restate the Company’s Amended and Restated 2006 Equity Incentive Plan

The stockholders approved the proposal to amend and restate the Company’s Amended and Restated 2006 Equity Incentive Plan. The following is a breakdown of the voting results for Proposal 3:

Number of Shares
For	Against	Abstain	Broker Non-Votes
16,032,005	811,215	153,458	3,521,406

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 4, 2016	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer